Application for Employer Sponsored Simplified Issue

Individual Life Insurance

Minnesota Life Insurance Company - [a Securian Financial company]

[Executive Benefits] • [400 Robert Street North, St. Paul, MN 55101-2098]

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PROPOSED INSURED INFORMATION

Name (last, first, middle)				[Gender
☐ Male ☐ Female]
Date of birth (month, day, year)	Birthplace		Occupation
Social Security number	Driver’s license number	Issue state	Business telephone number

[Email address]		Citizenship

☐ USA ☐ Other/Visa type:
Street address (no P.O. Box)		Apartment or unit number
City			State	Zip code
Work address			Suite or station number
City			State	Zip code

OWNER INFORMATION (complete only if owner is different than insured)

Business/owner name (last, first, middle)	Social Security number/TIN

Street address line 1			Suite/apt/unit #

Street address line 2

City	State	Zip code	Telephone number

BASE POLICY INFORMATION

Please include census if owned by a corporation, partnership or trust

Face Amount:	Product:

Face Amount:	Product:

Death Benefit Qualification Test (If applicable, defaults to GPT if none selected):

☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT)

Death Benefit Option Selection (Default is Level if none selected.):

☐ Level ☐ Increasing ☐ Sum of Premiums

Premium Method (select one):

☐ Single Premium ☐Planned Premium

[Payment Method (select one), if Planned Premium is chosen:

☐ Annual	☐ Semi-annual	☐ Quarterly

☐ Monthly Automatic Payment Plan #	☐ List Bill
☐ 1035 Exchange (If yes, submit 1035 Exchange Agreement Form)]

If premiums will be paid by someone other than the owner, please provide details below.
Name	Relationship to owner
Title

[Securian Financial is the marketing name for Minnesota Life Insurance Company.]	[ ]

ICC23-20138-SI	[Page 1 of 6]

Third Party Notification (optional):

If you wish, you may give us the name and address of a person whom you designate to also receive notice of an overdue premium or pending lapse. (Indicate below)

Name (first, middle, last)

Address	City	State	Zip code

Source of Funds

Indicate below how the policy(ies) will be funded. Select all that apply:

[Assets/Income	Qualified Assets

☐ Earnings	☐ Employer sponsored qualified retirement plan (401(k)
☐ Existing insurance	plan, pension plan)
☐ Gift/Inheritance	☐ IRA (Including Roth IRA and Individual Retirement Annuities)
☐ Non-qualified retirement plan	☐ Non-Governmental 403(b) plan
☐ Sale of investments	☐ Section 457 plan
☐ Savings	☐ Governmental or non-electing church qualified retirement
☐ Non-qualified annuity	plan
☐ Home Equity	☐ Governmental or ministers 403(b) plan
☐ Premium Financing	☐ Other_________________________________________
☐ Loan	]

If you are partially or wholly liquidating taxable funds such as income producing funds, qualified retirement assets (including IRA’s), annuities or investments, your signature on this application confirms your understanding that there may be tax consequences to doing so. You should consult your tax advisor.

ADDITIONAL BENEFITS AND AGREEMENTS

SPECIAL POLICY DATE

Indicate Special Dating (month/day/year): ________________________ (Cannot select 29th, 30th, or 31st of the month)

IN FORCE, PENDING, AND REPLACEMENT
Submit the appropriate replacement forms (may be needed even if no replacement is indicated; not needed if only replacing group coverage except in MI and WA).

Excluding this policy, does the owner have any life insurance or annuities in force or pending? (This includes life insurance sold or assigned, or that is in the process of being sold or assigned.) If yes, provide details in the chart below.	☐ Yes ☐ No

Excluding this policy, has there been, or will there be, replacement of any existing life insurance or annuities as a result of this application? (Replacement includes a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details in the chart below.	☐ Yes ☐ No

Please indicate all life insurance or annuities currently in force, pending or that have been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required.

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ICC23-20138-SI	[Page 2 of 6]

[In Force and Pending

Full Company Name	Amount	Year Issued	Product Type	The Policy is	Type		Will it be Replaced?
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No	]

[BENEFICIARY (complete only if the beneficiary is not the owner)

All designated beneficiaries will be considered primary beneficiaries, sharing equally, unless otherwise indicated. If there is more than one primary or contingent beneficiary the total for each beneficiary class must equal 100%

Class: ☐ Primary_______% ☐ Contingent_______% Irrevocable beneficiary ☐ Yes ☐ No

Name (first, middle, last)
Relationship to insured	Birth/trust date
Address	City, state, zip code
Telephone number	Social Security/tax ID number
Email address

Class: ☐ Primary_______% ☐ Contingent_______% Irrevocable beneficiary ☐ Yes ☐ No

Name (first, middle, last)
Relationship to insured	Birth/trust date
Address	City, state, zip code
Telephone number	Social Security/tax ID number
Email address

]

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ICC23-20138-SI	[Page 3 of 6]

SUPPLEMENTAL INFORMATION

1.	Are you actively performing all the duties of your regular occupation at least 30 hours per week? If no, please explain why:	☐ Yes ☐ No

2.	Within the past 90 days, have you been hospitalized or absent from work due to illness or injury for a total of 5 or more days? If yes, please provide details:	☐ Yes ☐ No

3.	Have you ever used tobacco or nicotine products in any form within the past 12 months (including cigarettes, cigars, chewing tobacco, pipe, e-cigarette/vape, nicotine patch or gum)?	☐ Yes ☐ No

If yes, provide details:

What type	Date of last use (mm/dd/yyyy)	Number of uses in the last year

PROPOSED INSURED MEDICAL INFORMATION

1.	Are you taking any prescription or non-prescription medications or drugs? If yes, please list below:	☐ Yes ☐ No

2.	In the past 10 years, have you ever been treated, diagnosed or given medical advice by a member of the medical profession for disorder of heart, lungs, kidneys, or blood vessels; tumor or cancer; diabetes, elevated blood pressure; blood or nervous disorder; disorder of the stomach, intestine or liver, alcohol or drug abuse? If yes, please list below:	☐ Yes ☐ No

3.	Have you ever been diagnosed by a member of the medical profession or tested positive for the Human Immunodeficiency Virus (HIV virus) or Acquired Immune Deficiency Syndrome (AIDS)?	☐ Yes ☐ No

4.	Height:
Weight:

5.	A. In the last 12 months, have you had a change in weight?	☐ Yes ☐ No
B. If yes, please provide how many pounds lost or how many pounds gained .
	C. Was your change in weight due to any of the above medical conditions?	☐ Yes ☐ No
If yes, which medical condition?
If no, was your change in weight due to any of the following? (check off all that apply)
☐ Diet ☐ Exercise ☐ Surgery ☐ Pregnancy ☐ Unknown

6.	Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years, to engage in piloting an aircraft (including gliders, ultralight vehicles, or any other type of airframe)? If yes, complete the Military and Aviation Statement.	☐ Yes ☐ No

7.	Are you in the Armed Forces, National Guard, or Reserves?	☐ Yes ☐ No
If yes, complete Military and Aviation Statement.

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ICC23-20138-SI	[Page 4 of 6]

PROPOSED INSURED MEDICAL INFORMATION (continued)

8.	Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years, to engage in skin diving (scuba or other), sky diving, mountain/rock climbing, horse racing, rodeo, bull fighting, bungee jumping, BASE jumping, canyoneering, combat sports (boxing, mixed martial arts or other), professional wrestling, extreme skiing/snowboarding, or motor sports? If yes, complete the Sports and Avocation Statement.	☐ Yes ☐ No

9.	Have you applied for life insurance in the past five years that was declined or rated? If yes, provide details below.	☐ Yes ☐ No

10.	Have you, within the past five years, been convicted of a driving while intoxicated violation, had a driver’s license restricted or revoked, or been convicted of a moving violation? If yes, provide dates and details below.	☐ Yes ☐ No

[ADDITIONAL INFORMATION

]

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ICC23-20138-SI	[Page 5 of 6]

AGREEMENTS

Agreement: I have read, or had read to me the statements and answers recorded on my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. I will notify Minnesota Life Insurance Company of any changes in the statements or answers given in the application between the time of application and delivery of the policy. I understand that any false statement or misrepresentation on this application may result in loss of coverage under this policy subject to the policy incontestability provision. I agree that they will become part of this application and any policy issued on it. The insurance applied for will not take effect unless the policy is issued and delivered and the full first premium is paid while the answers, to the best of my knowledge and belief as stated in this application remain true and complete. If such conditions are met, the insurance will take effect as of the earlier of the policy date specified in the policy or the date the policy is delivered to me; the only exception to this is provided in the Life Receipt and Temporary Insurance Agreement, issued if the premium is paid in advance.

Personal Information Authorization: I authorize Minnesota Life Insurance Company to share any information provided in this application with any physician, medical practitioner, hospital, clinic or other health care provider, pharmacy, pharmacy benefits manager, insurance or reinsuring company, consumer reporting agency, [MIB, LLC,] or any other data aggregator (collectively the “Sources”) which has any records or knowledge of my credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics, mode of living, purchase history, drug prescriptions, driving records, hazardous avocations, court records, foreign travel records or physical or mental health (collectively, “Personal Information”), and/or the Personal Information of each minor child listed as the proposed insured. This shall include ALL INFORMATION as to any medical history, consultations, diagnoses, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse, genetic testing results and findings but not AIDS or AIDS-related conditions. To facilitate rapid submission of such information, I authorize all the Sources to give such records or knowledge to Minnesota Life Insurance Company or, with the exception of [MIB, LLC,] to any agency employed by Minnesota Life Insurance Company to collect and transmit such information.

I understand the Personal Information is to be used for determining eligibility for insurance and it may be used for determining eligibility for benefits, or for the purpose of performing actuarial or internal business studies, research, analytics and other analysis. I understand that upon my written request, Personal Information obtained will be released to me or my personal physician. I understand the Personal Information may be made available to Underwriting, Claims, and support staff, licensed representatives, and firms of Minnesota Life Insurance Company. I authorize Minnesota Life Insurance Company or its reinsurers to release any such Personal Information to reinsuring companies, the [MIB, LLC,] or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize. I authorize Minnesota Life Insurance Company, or its reinsurers, to make a brief report of my personal, or if applicable, my protected health information to [MIB, LLC.] I understand that information used or disclosed under this authorization may be re-disclosed by the recipient and may no longer be protected by federal or state law.

I agree this authorization shall be valid for 24 months from the date it is signed. The 24-month time limit complies with the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. I may revoke this authorization at any time by sending a written request addressed to [Individual Underwriting department,] Minnesota Life Insurance Company, [400 Robert Street North, St. Paul, MN 55101-2098.] I understand that a revocation is not effective to the extent that any action has been taken in reliance on this authorization.

I understand that I, or my legal representative, have the right to request and receive a copy of this Authorization and that a photocopy shall be as valid as the original. I understand that no agent, sales representative or other person has power to: (a) accept risk; (b) make or modify contracts; (c) make, void, waive or change any conditions or provisions of the application, policy or receipt, as applicable; (d) waive any Minnesota Life Insurance Company rights or requirements; (e) waive any information Minnesota Life Insurance Company requests; (f) discharge any contract of insurance; or (g) bind Minnesota Life Insurance Company by making promises respecting benefits upon any policy to be issued.

I acknowledge that I have been given the Securian Privacy Notice. I understand that a copy of this entire application, including the proposed insured application, will be attached to the policy and delivered to the policyowner.

Modified Endowment Contract Authorization: I have reviewed the illustration and consent to the insurance policies issued as a result of this application becoming classified as a Modified Endowment Contract now or in the future.

Variable Life: I understand that the amount or the duration of the death benefit (or both) of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account. I understand that the actual cash value of the policy applied for is not guaranteed and increases and decreases depending on the investment results. There is no minimum actual cash value for the policy values invested in these sub-accounts.

Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Proposed insured signature	Proposed insured name (please print)
☒
Date	City (signed at)	State

Owner signature if other than proposed insured (give title if signed on behalf of a business or trust)	Owner name (please print)
☒
Date	City (signed at)	State

Is a replacement of existing insurance involved in this application? ☐ Yes ☐ No
Licensed representative (please print)	Licensed representative signature
☒
City (signed at)	State		Date

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ICC23-20138-SI	[Page 6 of 6]